As filed with the Securities and Exchange Commission on December 28, 2016.	Registration No. 333-130243

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

KENTUCKY FIRST FEDERAL BANCORP

(Exact name of registrant as specified in its charter)

United States	61-1484858
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

655 Main Street

Hazard, Kentucky 41701

(502) 223-1638

(Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)

Kentucky First Federal Bancorp 2005 Equity Incentive Plan

(Full title of the plan)

Don D. Jennings

Chief Executive Officer

Kentucky First Federal Bancorp, Inc.

655 Main Street

Hazard, Kentucky 41701

(502) 223-1638

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to: Edward G. Olifer, Esq. Kilpatrick Townsend & Stockton LLP 607 14th Street, NW, Suite 900 Washington, DC 20005 (202) 508-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 126-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission on December 9, 2005 by Kentucky First Federal Bancorp, a United States corporation (the “Registrant”):

Registration Statement on Form S-8, File No. 333-130243, registering 589,702 shares of common stock, par value $0.01 per share, for issuance under the Kentucky First Federal Bancorp 2005 Equity Incentive Plan.

In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold or unissued at the termination of the offering, the Registrant hereby removes from registration all securities previously registered under the Registration Statement that have not been sold or otherwise issued as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frankfort, Commonwealth of Kentucky on December 28, 2016.

KENTUCKY FIRST FEDERAL BANCORP.

By:	/s/ R. Clay Hulette
R. Clay Hulette
Vice President and Chief Financial Officer
(principal financial officer)

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 of the Securities Act.